Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD, 72EE, 73, 74U and 74V correctly,the correct answers are as follows...

	 A 	 C 	 H
72. DD)
1.	n/a	n/a	n/a
2.	n/a	n/a	n/a
3.	n/a	n/a	n/a
4.	n/a	n/a	n/a
11.	n/a	n/a	n/a
12.	n/a	n/a	n/a
13.	n/a	n/a	n/a
14.	n/a	n/a	n/a

72. EE)
1.	n/a	n/a	n/a
2.	n/a	n/a	n/a
3.	n/a	n/a	n/a
4.	n/a	n/a	n/a
11.	n/a	n/a	n/a
12.	n/a	n/a	n/a
13.	n/a	n/a	n/a
14.	n/a	n/a	n/a

73.  A)
1.	n/a	n/a	n/a
2.	n/a	n/a	n/a
3.	n/a	n/a	n/a
4.	n/a	n/a	n/a
11.	n/a	n/a	n/a
12.	n/a	n/a	n/a
13.	n/a	n/a	n/a
14.	n/a	n/a	n/a

73.  B)
1.	 n/a 	 n/a 	 n/a
2.	 n/a 	 n/a 	 n/a
3.	 n/a 	 n/a 	 n/a
4.	 n/a 	 n/a 	 n/a
11.	 n/a 	 n/a 	 n/a
12.	 n/a 	 n/a 	 n/a
13.	 n/a 	 n/a 	 n/a
14.	 n/a 	 n/a 	 n/a

74. U)
1.	 419 	 668 	 5,064
2.	 433 	 587 	 8,146
3.	 65 	 185 	 1,953
4.	 235 	 844 	 12,099
11.	 173 	 168 	 1,948
12.	 98 	 92 	 1,419
13.	 19 	 12 	 235
14.	 116 	 400 	 3,447

74. V)
1.	$27.31	$25.16	$27.31
2.	$15.95	$14.75	$15.97
3.	$120.86	$108.57	$120.94
4.	$4.45	$4.13	$4.44
11.	$21.48	$20.41	$21.45
12.	$17.89	$16.94	$17.90
13.	$169.09 $163.02 $169.09
14.	$7.32 	$7.00 	$7.28